                                                            EXHIBIT 10.1

                                                            CONFORMED
                                                            EXECUTION COPY


                               U.S. $200,000,000

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of August 21, 1998

                                     Among

                             CYTEC INDUSTRIES INC.,

                                  as Borrower,
                                  -- --------

                                      and

                            THE BANKS NAMED HEREIN,

                                   as Banks,
                                   -- -----

                                      and

                                CITIBANK, N.A.,

                            as Administrative Agent,
                            -- -------------- -----

                                      and

                           THE CHASE MANHATTAN BANK,

                             as Syndication Agent,
                             -- ----------- -----

                                      and

                           FIRST UNION NATIONAL BANK,

                             as Documentation Agent
                             -- ------------- -----

T A B L E  O F   C O N T E N T S
--------------------------------

     Section                                                 Page
     -------                                                 ----

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms...........................   1
     1.02.  Computation of Time Periods.....................  15
     1.03.  Accounting Terms................................  15
     1.04.  Currency Equivalents Generally..................  16

                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

     2.01.  The Revolving Advances..........................  16
     2.02.  Making the Revolving Advances...................  17
     2.03.  Fees............................................  19
     2.04.  Reduction or Termination of the Commitments.....  19
     2.05.  Repayment of Revolving Advances.................  19
     2.06.  Interest on Revolving Advances..................  19
     2.07.  Interest Rate Determination.....................  20
     2.08.  Voluntary Conversion of Revolving Advances......  20
     2.09.  Prepayments of Revolving Advances...............  21
     2.10.  Increased Costs.................................  21
     2.11.  Illegality......................................  23
     2.12.  Payments and Computations.......................  23
     2.13.  Taxes...........................................  25
     2.14.  Sharing of Payments, Etc........................  27
     2.15.  The Competitive Bid Advances....................  27
     2.17.  Voluntary Redenomination of Revolving Advances..  31
     2.18.  Currency Equivalents............................  32
     2.19.  Evidence of Debt................................  32
     2.20.  Use of Proceeds.................................  33

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

     3.01.  Conditions Precedent to Effectiveness of
             Sections 2.01 and 2.15.........................  33
     3.02.  Additional Conditions Precedent to Effectiveness  35
     3.03.  Conditions Precedent to Each Revolving Borrowing  35

     3.04.  Conditions Precedent to Each Competitive Bid
             Borrowing......................................  35
     3.05.  Determinations Under Sections 3.01 and 3.02.....  36
     3.06.  Notice of Effective Date........................  36

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


     4.01.  Representations and Warranties of the Borrower..  36

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

     5.01.  Affirmative Covenants...........................  39
     5.02.  Negative Covenants..............................  44
     5.03.  Financial Covenants.............................  47


                                   ARTICLE VI

                               EVENTS OF DEFAULT

     6.01.  Events of Default...............................  48


                                  ARTICLE VII

                                   THE AGENTS

     7.01.  Authorization and Action........................  50
     7.02.  Administrative Agent's Reliance, Etc............  51
     7.03.  Citibank, Chase, First Union and Affiliates.....  51
     7.04.  Lender Credit Decision..........................  51
     7.05.  Indemnification.................................  52
     7.06.  Successor Administrative Agent..................  52


                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01.  Amendments, Etc.................................  53
     8.02.  Notices, Etc....................................  53

     8.03.  No Waiver; Remedies.............................  54
     8.04.  Costs and Expenses..............................  54
     8.05.  Right of Setoff.................................  55
     8.06.  Binding Effect..................................  55
     8.07.  Assignments, Designations and Participations....  56
     8.08.  Confidentiality.................................  59
     8.09.  Governing Law...................................  60
     8.10.  Execution in Counterparts.......................  60
     8.11.  Jurisdiction, Etc...............................  60
     8.12.  Judgment........................................  60
     8.13.  Effective Date Assignments; Etc.................  61
     8.14.  Waiver of Jury Trial............................  63

Schedules
---------

Schedule I           -  List of Applicable Lending Offices
Schedule 3.01(b)     -  Disclosed Litigation
Schedule 4.01(h)     -  Environmental Laws Disclosure
Schedule 4.01(i)     -  Environmental Investigation and Clean-up Properties
Schedule 4.01(j)     -  Hazardous Materials
Schedule 5.01(j)     -  Transactions with Affiliates
Schedule 5.02(a)     -  Existing Liens
Schedule 5.02(b)     -  Existing Debt
Schedule 8.13        -  Existing Lenders, Existing Commitments and Existing
                         Advances


Exhibits
--------

Exhibit A-1          -  Form of Revolving Promissory Note
Exhibit A-2          -  Form of Competitive Bid Promissory Note
Exhibit B-1          -  Form of Notice of Revolving Borrowing
Exhibit B-2          -  Form of Notice of Competitive Bid Borrowing
Exhibit C            -  Form of Assignment and Acceptance
Exhibit D            -  Form of Designation Agreement
Exhibit E            -  Form of Notice of Redenomination
Exhibit F-1          -  Form of Opinion of Special New York Counsel to the
                         Borrower
Exhibit F-2          -  Form of Opinion of General Counsel of the Borrower

Schedules and Exhibits have not been included with this filing. The Company agrees to furnish supplementally to the Commission any and all of the foregoing Schedules and Exhibits upon request.

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of August 21, 1998


          CYTEC INDUSTRIES INC., a Delaware corporation (the "Borrower"), the
                                                              --------
banks (the "Banks") listed on the signature pages hereof and CITIBANK, N.A.
            -----
("Citibank"), as administrative agent (the "Administrative Agent") for the
----------                                  --------------------
Lenders hereunder, THE CHASE MANHATTAN BANK ("Chase"), as syndication agent, and
                                              -----
FIRST UNION NATIONAL BANK ("First Union"), as documentation agent, agree as
                            -----------
follows:

          PRELIMINARY STATEMENTS. The Borrower entered into a Second Amended and Restated Credit Agreement dated as of July 29, 1997 (as amended, supplemented or otherwise modified to the date hereof, the "Existing Credit
                                                            ---------------
Agreement") with certain lenders party thereto (the "Existing Lenders") and
---------                                            ----------------
Citibank, as agent for the Existing Lenders. The Borrower has requested that the Banks and the Agents amend and restate the Existing Credit Agreement as hereinafter set forth, and the Banks and the Agents have agreed to do so.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that as of the Effective Date, the Existing Credit Agreement is hereby amended and restated as follows:


                                 ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Revolving Advance or a Competitive Bid Advance.
           -------

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise, or, in the case of an Affiliate of the Borrower, to vote 20% or more of the Voting Stock of such Person.

          "Agent" means the Administrative Agent, Chase, as syndication agent,
           -----
     and First Union, as documentation agent.

          "Agreement Value" means, for any Hedge Agreement on any date of
           ---------------
     determination, the amount, if any, that would be payable to the Hedge Bank party to such Hedge Agreement in respect of "agreement value" as though such Hedge Agreement were terminated on such date, calculated as provided in such Hedge Agreement.

          "Alternative Currency" means lawful money of Great Britain, lawful
           --------------------
     money of the Netherlands or lawful money of Japan, or any other lawful currency other than Dollars that is freely transferable and convertible into Dollars as the Borrower, with the consent of the Required Lenders and the Administrative Agent, shall designate.

          "American Home Products" means American Home Products Corporation, a
           ----------------------
     Delaware corporation.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means, as of any date of determination, a
           -----------------
     percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                       PUBLIC DEBT RATING                   APPLICABLE MARGIN
                         (S&P/MOODY'S)

         Level 1
         -------                                                    .150%
         A/A2 or Above

         Level 2
         -------                                                    .185%
         Lower than A/A2 but at least BBB+/Baa1

         Level 3
         -------                                                    .215%
         Lower than BBB+/Baa1 but at least BBB/Baa2

         Level 4
         -------                                                    .275%
         Lower than BBB/Baa2 but at least BBB-/Baa3

         Level 5
         -------                                                    .325%
         Lower than BBB-/Baa3 or no Public Debt Rating in effect

     "Applicable Percentage" means, as of any date of determination, a
      ---------------------
percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                      PUBLIC DEBT RATING
                         (S&P/MOODY'S)                 APPLICABLE PERCENTAGE

         Level 1
         -------                                                       .0700%
         A/A2 or Above

         Level 2
         -------                                                       .0900%
         Lower than A/A2 but at least BBB+/Baa1

         Level 3
         -------                                                       .1100%
         Lower than BBB+/Baa1 but at least BBB/Baa2

         Level 4
         -------                                                       .1250%
         Lower than BBB/Baa2 but at least BBB-/Baa3

         Level 5
         -------                                                       .1750%
          Lower than BBB-/Baa3 or no Public Debt Rating in effect

      "Assignment and Acceptance" means an assignment and acceptance entered
       -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

          "Acquired Debt" has the meaning specified in Section 5.02(b)(vi).
           -------------

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the highest of:

        (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

        (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving
     ----
     average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during
                        ----
           such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c) 2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Advance denominated in Dollars
           -----------------
     which bears interest as provided in Section 2.06(a)(i).

          "Borrowing" means a Revolving Borrowing or a Competitive Bid
           ---------
     Borrowing.

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation
           -------
     and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Commitment" has the meaning specified in Section 2.01(a)(ii).
           ----------

          "Competitive Bid Advance" means an advance by a Lender to the Borrower
           -----------------------
     as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.15 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

          "Competitive Bid Borrowing" means a borrowing consisting of
           -------------------------
     simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.15.

          "Competitive Bid Note" means a promissory note of the Borrower payable
           --------------------
     to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Competitive Bid Reduction" has the meaning specified in Section
           -------------------------
     2.01(a)(ii).

          "Confidential Information" means information that the Borrower
           ------------------------
     furnishes to any Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Borrower.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     all or any portion of Revolving Advances of one Type into Revolving Advances of the other Type, or in the case of Eurocurrency Rate Advances, into Revolving Advances with a different Interest Period, pursuant to
     Section 2.07, 2.08 or 2.11.

          "Cyanamid" means American Cyanamid Company, a Maine corporation and a
           --------
     wholly owned Subsidiary of American Home Products.

          "Debt" of any Person means (a) all indebtedness of such Person for
           ----
     borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), valued at the amount that is or should be
       ------------------
     capitalized as required by GAAP, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Debt of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Debt of others referred to in clauses (a) through (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided, however, that the amount of any Debt
                           --------  -------
     included in this clause (h) shall be limited to the greater of the book value and the fair market value of the property on which such Lien is granted.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Bidder" means (a) an Eligible Assignee or (b) a special
           -----------------
     purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f) and (iii) is not otherwise a Lender.

          "Designation Agreement " means a designation agreement entered into by
           ---------------------
     a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b).
           --------------------

          "Dollars" and the "$" sign each means lawful money of the United
           -------           -
     States.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, net income (or net loss) plus the sum
           ------                                                  ----
     of (a) interest expense, (b) income tax expense, (c) depreciation expense,
     (d) amortization expense, (e) other post-retirement benefits expense and
     (f) extraordinary or non-recurring losses included in determining such net income (or net loss), less the sum of (i) accrued interest income not
                           ----
     received in cash and (ii) extraordinary or non-recurring gains included in determining such net income (or net loss), in each case determined in accordance with GAAP for such period.

          "Effective Date" means the first date on which the conditions set
           --------------
     forth in Sections 3.01 and 3.02 have been fulfilled.

          "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender
           -----------------
     and (iii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld.

          "Environmental Action" means any administrative, regulatory or
           --------------------
     judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

          "Environmental Permit" means any permit, approval, license or other
           --------------------
     authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of
           ---------------
     ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event,
           -----------
     within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or the penalty with respect to a failure to provide notice has been waived, or (ii) the requirements of subsection (1) of
     Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan, provided, however, that an
                                                     --------  -------
     event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the Borrower or any ERISA Affiliate knows or has reason to know thereof.

          "Eurocurrency Lending Office" means, with respect to any Lender, the
           ---------------------------
     office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for any Interest Period for each
           -----------------
     Eurocurrency Rate Advance comprising part of the same Revolving Borrowing, an interest rate per annum equal to the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such

     Interest Period in an amount substantially equal to Citibank's Eurocurrency Rate Advance comprising part of such Revolving Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "Eurocurrency Rate Advance" means a Revolving Advance denominated in
           -------------------------
     Dollars or in an Alternative Currency which bears interest as provided in
     Section 2.06(a)(ii).

          "Eurocurrency Rate Reserve Percentage" of any Lender for any Interest
           ------------------------------------
     Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Existing Advance" means, for each Existing Lender, all of such
           ----------------
     Existing Lender's rights in and to, and all of its obligations under, the Advances (as defined in the Existing Credit Agreement) owing to it under the Existing Credit Agreement, the aggregate amount of which for each Existing Lender is set forth opposite its name on Schedule 8.13 hereto.

          "Existing Commitment" means, for each Existing Lender, all of such
           -------------------
     Existing Lender's rights in and to, and all of its obligations under, the Commitment (as defined in the Existing Credit Agreement) held by it under the Existing Credit Agreement, the aggregate amount of which for each Existing Lender is set forth opposite its name on Schedule 8.13 hereto.

          "Existing Credit Agreement" has the meaning specified in the
           -------------------------
     Preliminary Statements.

          "Existing Lenders" has the meaning specified in the Preliminary
           ----------------
     Statements.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fixed Charge Coverage Ratio" means, at any time, for any period, the
           ---------------------------
     ratio of (x) the sum of (i) Consolidated EBITDA of the Borrower and its Subsidiaries, (ii) cash expenditures for environmental remediation and
     (iii) cash expenditures for benefit payments for other post-retirement benefits made by the Borrower directly to retirees of the Borrower or any of its Subsidiaries or to any VEBA (to the extent not expensed during such period) to (y) the sum of (i) cash interest expense, (ii) cash expenditures for environmental remediation, (iii) cash expenditures for benefit payments for other post-retirement benefits made by the Borrower directly to retirees of the Borrower or any of its Subsidiaries or to any VEBA and (iv) dividends accrued or paid on the Series C Preferred Stock, in each case, during such period.

          "Fixed Rate Advance" has the meaning specified in Section 2.15(a)(i),
           ------------------
     which Advance shall be denominated in Dollars.

          "Foreign Currency" means lawful currency other than Dollars which is
           ----------------
     freely transferable and convertible into Dollars.

          "Funded Debt" of any Person means Debt in respect of the Advances, in
           -----------
     the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its creation, the current portion of all long-term Debt and all short-term Debt for borrowed money.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Hazardous Materials" means petroleum and petroleum products,
           -------------------
     radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements (other than non-financial commodities contracts).

          "Hedge Bank" means any financial institution with which the Borrower
           ----------
     has entered into a Hedge Agreement.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising
           ---------------
     part of the same Revolving Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
             --------  -------

               (i) the Borrower may not select any Interest Period which ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Lenders" means the Banks listed on the signature pages hereof and
           -------
     each Person that shall become a party hereto pursuant to Section 8.07(a),
     (b) and (c) and, except when used in reference to a Revolving Advance, a Revolving Borrowing, a Revolving Note, a Commitment or a related term, each Designated Bidder.

          "Leverage Ratio" means, at any time, the ratio of (a) Total Debt to
           --------------
     (b) the sum of (i) Total Debt plus (ii) gross long-term liabilities
                                   ----
     incurred in connection with "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106

     plus (iii) shareholders' equity of the Borrower, in each case, of the
     ----
     Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal quarter of the Borrower as determined on a Consolidated basis in accordance with GAAP.

          "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances
           ---------
     comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be Citibank's ratable share of such Borrowing if such Borrowing were to be a Revolving Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "LIBO Rate Advance" has the meaning specified in Section 2.15(a)(i),
           -----------------
     which Advance shall be denominated in Dollars.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

          "Material Subsidiary" means, at any time, a Subsidiary of the Borrower
           -------------------
     having at least 3% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or at least 3% of the total Consolidated revenues of the Borrower and its Subsidiaries for the twelve month period ending on the last day of the most recent fiscal quarter of the Borrower.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection
     (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Note" means a Revolving Note or a Competitive Bid Note.
           ----

          "Notice of Competitive Bid Borrowing" has the meaning specified in
           -----------------------------------
     Section 2.15(a).

          "Notice of Revolving Borrowing" has the meaning specified in Section
           -----------------------------
     2.02(a).

          "Original Currency" has the meaning specified in Section 8.12.
           -----------------

          "Other Currency" has the meaning specified in Section 8.12.
           --------------

          "Payment Office" means, for any Alternative Currency, such office of
           --------------
     Citibank as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrower and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
     successor.

          "Permitted Liens" means such of the following as to which (i) (A) no
           ---------------
     enforcement or collection proceeding shall have been commenced or, if any such proceeding has been commenced, it is being contested in good faith and by proper proceedings and as to which adequate reserves are being maintained and (B) no execution, levy or foreclosure proceeding shall have been commenced or, if any such proceeding has been commenced, it is being contested in good faith, by proper proceedings, adequate reserves with respect thereto are being maintained and there shall not be any period of 30 consecutive days during which a stay shall not be in effect or (ii) the amount secured thereby does not exceed, individually or in the aggregate, $10,000,000 (or the equivalent thereof in any Alternative Currency): (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, warehousemen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days other than by reason of a contest as permitted above; (c) pledges or deposits to secure obligations under workers' compensation or unemployment insurance laws or other social security laws and legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) pledges or deposits to secure the performance of bids, trade contracts, leases (other than Capitalized Leases), surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Preferred Stock" means, with respect to any corporation, capital
           ---------------
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Public Debt Rating" means, as of any date of determination, the
           ------------------
     higher of the ratings most recently announced by S&P and Moody's for any class of non-credit enhanced long term senior unsecured public debt issued by the Borrower or, if no such ratings have been announced, the rating most recently assigned by S&P or Moody's, as the case may be, to the Borrower's "implied senior debt", as notified in writing from S&P or Moody's, as the case may be, to the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and Applicable Percentage will be set in accordance with level 5 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if
     ------------------      ---------------------
     the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, except that in the event that the lower of such ratings is more than one level below the higher of such ratings, the Applicable Margin and the Applicable Percentage will be determined based on the level immediately above the lower of such ratings; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Redenominate", "Redenomination" and "Redenominated" each refers to
           ------------    --------------       -------------
     the redenomination of each Revolving Advance comprising part of the same Revolving Borrowing from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency pursuant to Section 2.17.

          "Register" has the meaning specified in Section 8.07(g).
           --------

          "Responsible Officer" of any corporation means any executive officer,
           -------------------
     treasurer or controller of such corporation and any other officer thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Required Lenders" means at any time Lenders owed at least 51% of the
           ----------------
     then aggregate unpaid principal amount of the Revolving Advances owing to Lenders or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments (provided that, for purposes hereof,
                                      --------
     neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Revolving Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Revolving Advances or the total Commitments).

          "Revolving Advance" means an advance by a Lender to the Borrower as
           -----------------
     part of a Revolving Borrowing, and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving
                                                          ----
     Advance).

          "Revolving Borrowing" means a borrowing consisting of simultaneous
           -------------------
     Revolving Advances of the same Type made by each of the Lenders pursuant to
     Section 2.01(a)(ii).

          "Revolving Note" means a promissory note of the Borrower payable to
           --------------
     the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-
           ---
     Hill Companies, Inc.

          "Series C Certificate" means the Certificate of Designations,
           --------------------
     Preferences and Rights of Series C Cumulative Preferred Stock of the Borrower, dated December 17, 1993, as amended.

          "Series C Preferred Stock" means the capital stock of the Borrower
           ------------------------
     issued in accordance with the terms of the Series C Certificate.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, limited liability
           ----------
     company, partnership, joint venture, trust or estate (i) that is, in accordance with GAAP, Consolidated in the Consolidated financial statements of the Borrower or (ii) of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Termination Date" means the earlier of July 28, 2002 and the date of
           ----------------
     termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

          "Total Debt" means, at any time, the sum of, without duplication (a)
           ----------
     Preferred Stock of the Borrower plus (b) Funded Debt plus (c) long-term
                                     ----                 ----
     liabilities (other than Funded Debt and long-term liabilities in respect of benefit payments for other post-retirement benefits) plus (d) Debt of the
                                                          ----
     Borrower or any of its Subsidiaries of the type described in clause (g) or
     (h) of the definition of "Debt" relating to Debt of Persons that are not Subsidiaries of the Borrower in which the Borrower or any of its Subsidiaries has an equity interest or of direct or indirect unconsolidated Subsidiaries of the Borrower, in each case, of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal quarter of the Borrower as determined on a Consolidated basis in accordance with GAAP.

          "Type" has the meaning specified in the definition of "Revolving
           ----                                                  ---------
     Advance".
     -------

          "United States" and "U.S." each means United States of America.
           -------------       ----

          "VEBA" means any trust organized by the Borrower as a voluntary
           ----
     employee benefits association.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle
           --------------------
     E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement
                         ---------------------------
in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting
                         ----------------
terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP"), provided, however, that, if (a) any changes in accounting
                  --------  -------
principles from those used in the preparation of the Borrower's financial statements dated December 31, 1997 are required by the rules, regulations, pronouncements or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and (b) such changes would affect (or result in a change in the method of calculation of) any of the covenants set forth in Section 5.02 or 5.03, the parties hereto agree to enter into good-faith negotiations in order to amend such provisions, in a manner satisfactory to the Required Lenders, to equitably reflect such changes with the intention that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such changes as if such changes had not been made; provided further, however, that until the amendment of such provisions
      -------- -------  -------
shall be agreed upon by the Borrower and the Required Lenders, for purposes of determining compliance with any covenant set forth in Sections 5.02 and 5.03, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 4.01(e).

          SECTION 1.04.  Currency Equivalents Generally  For all purposes of
                         ------------------------------
this Agreement other than Article II, the equivalent in any Alternative Currency or any Foreign Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency or such Foreign Currency, as the case may be.


                                 ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Revolving Advances
                         ----------------------
(a) (i) Effective as of the Effective Date, each Existing Lender hereby sells and assigns all of its rights in and to, and all of its obligations under, each Existing Advance owing to it and the Existing Commitment held by it to the Banks and each Bank hereby purchases and assumes, pro rata based on such Bank's Commitment, all of the Existing Lenders' rights in and to, and obligations under, the Existing Advances and the Existing Commitments, the amounts of which are set forth opposite its name on Schedule 8.13 hereto.

        (ii) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time outstanding the Dollar amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(g), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"), provided that the aggregate amount of
                             ----------    --------
             the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid
                                                                 ---------------
             Reduction"). Each Revolving Borrowing shall be in an aggregate
             ---------
             amount of $5,000,000 (or in the equivalent thereof in any Alternative Currency) or an integral multiple of $1,000,000 (or in the equivalent thereof in any Alternative Currency) in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Borrowing) and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Notwithstanding anything herein to the contrary, no Revolving Borrowing may be made in an Alternative Currency if, after giving effect to the making of such Revolving Borrowing, the aggregate amount of outstanding Revolving Advances denominated in one or more Alternative Currencies would exceed the Dollar equivalent of $20,000,000. Within the limits of each Lender's Commitment, the Borrower may borrow under this
             Section 2.01(a)(ii), prepay pursuant to Section 2.09(b) and reborrow under this Section 2.01(a)(ii). For purposes of this
             Section 2.01(a)(ii) and all other provisions of this Article II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.18.

          SECTION 2.02.  Making the Revolving Advances.  (a)  Each Revolving
                         -----------------------------
Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (New York City time) on the date of the proposed Revolving Borrowing, in the case of a Revolving Borrowing consisting of Base Rate Advances, and not later than (y) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, and (z) 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurocurrency Rate Advances denominated in an Alternative Currency, in each case by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telephone, telecopier, telex or cable. Each such notice of a Revolving Borrowing (a "Notice of Revolving Borrowing") shall be by
                                    -----------------------------
telephone, telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein (i) the requested date of such Revolving Borrowing, (ii) the requested Type of Revolving Advances comprising such Revolving Borrowing, (iii) the requested aggregate amount of such Revolving Borrowing and (iv) in the case of a Revolving Borrowing comprised of Eurocurrency Rate Advances, the requested Interest Period for each such Revolving Advance and the currency of such Revolving Borrowing.

          In the case of a Revolving Borrowing comprised of Eurocurrency Rate Advances in an Alternative Currency (other than the lawful money of Great Britain, the lawful money of the Netherlands and the lawful money of Japan), the obligation of each Lender to make its Eurocurrency Rate Advance in the requested Alternative Currency as part of such Revolving Borrowing is subject to the confirmation by such Lender to the Administrative Agent not later than the fourth Business Day before the requested date of such Revolving Borrowing that such Lender agrees to make its Eurocurrency Rate Advance in the requested Alternative Currency, which confirmation shall be notified immediately by the Administrative Agent to the Borrower. If any Lender shall not have so provided to the Administrative Agent such confirmation, the Administrative Agent shall promptly notify the Borrower and each Lender that a Lender has not provided such confirmation, whereupon the Borrower may, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Revolving Borrowing, withdraw the Notice of Revolving Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Revolving Borrowing, the

Revolving Borrowing requested in such Notice of Revolving Borrowing shall not occur and the Administrative Agent shall promptly so notify each Lender. If the Borrower does not so withdraw such Notice of Revolving Borrowing, the Administrative Agent shall promptly so notify each Lender and such Notice of Revolving Borrowing shall be deemed to be a Notice of Revolving Borrowing which requests a Revolving Borrowing comprised of Eurocurrency Rate Advances in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each Lender, to the amount of the originally requested Revolving Borrowing in such an Alternative Currency; and in such notice by the Administrative Agent to each Lender the Administrative Agent shall state such aggregate equivalent amount of such Revolving Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

          (a) Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent (i) in the case of a Revolving Borrowing in Dollars, at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Revolving Borrowing in Dollars, and (ii) in the case of a Revolving Borrowing in an Alternative Currency, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Administrative Agent to the Lenders prior thereto, in same day funds, such Lender's ratable portion of such Revolving Borrowing in such Alternative Currency. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address or at the applicable Payment Office.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurocurrency Rate Advances for any Revolving Borrowing if the aggregate amount of such Revolving Borrowing is less than $5,000,000 (or its equivalent in any Alternative Currency) or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.07.

          (c) Each Notice of Revolving Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Borrowing which the related Notice of Revolving Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Borrowing for such Revolving Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Revolving Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Advances comprising such Revolving Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Advance as part of such Revolving Borrowing for purposes of this Agreement and, if the Borrower shall repay to the Administrative Agent such corresponding amount pursuant to this clause (d), such repayment shall not relieve such Lender from its obligations hereunder to the Borrower.

          (e) The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Revolving Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Borrowing.

          SECTION 2.03.  Fees.  (a)  Facility Fee.  The Borrower agrees to pay
                         ----        ------------
to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Bank and from the later of the Effective Date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 1998, and on the Termination Date.

          (b) Administrative Agent's Fees.  The Borrower shall pay to the
              ---------------------------
Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

          SECTION 2.04.  Reduction or Termination of the Commitments.  The
                         -------------------------------------------
Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each
                                                       --------
partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate
                                             -------- -------
amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

          SECTION 2.05.  Repayment of Revolving Advances.  The Borrower shall
                         -------------------------------
repay to the Administrative Agent in full for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Advances then outstanding.

          SECTION 2.06.  Interest on Revolving Advances.  (a)  Scheduled
                         ------------------------------        ---------
Interest.  The Borrower shall pay interest on the unpaid principal amount of
--------
each Revolving Advance owing to each Lender from the date of such Revolving Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances.  During such periods as such Revolving Advance
              ------------------
     is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

         (ii) Eurocurrency Rate Advances. During such periods as such Revolving
              --------------------------
     Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Advance plus (y) the Applicable Margin in effect on the first day of such Interest
     ----
     Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b) Default Interest.  The Borrower shall pay interest on (i) the
              ----------------
unpaid principal amount of each Revolving Advance that is not paid when due from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          SECTION 2.07.  Interest Rate Determination.  (a)  The Administrative
                         ---------------------------
Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii).

          (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon,

          (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the

Lenders and such Revolving Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000 (or its equivalent in any Alternative Currency), such Revolving Advances shall automatically Convert into Base Rate Advances at the end of the applicable Interest Period for such Revolving Advances.

          SECTION 2.08.  Voluntary Conversion of Revolving Advances.  The
                         ------------------------------------------
Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.12, Convert, pro rata based on the Lenders' respective Commitments, Revolving Advances of one Type denominated in Dollars comprising the same Borrowing into Revolving Advances of the other Type denominated in Dollars or, in the case of Eurocurrency Rate Advances (whether denominated in Dollars or in Alternative Currency), into Revolving Advances with a different Interest Period; provided, however, that in the event of any Conversion of Eurocurrency Rate
--------  -------
Advances into Base Rate Advances or Eurocurrency Rate Advances with a different Interest Period on a day other than the last day of an Interest Period for the Eurocurrency Rate Advances being Converted, the Borrower shall reimburse the Lenders in respect of such Eurocurrency Rate Advances to the extent required by
Section 8.04(c) and any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the Interest Period for each such Revolving Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.09.  Prepayments of Revolving Advances.  (a)  The Borrower
                         ---------------------------------
shall have no right to prepay any principal amount of any Revolving Advances other than as provided below.

          (b) The Borrower may, upon at least three Business Days' notice in the case of Eurocurrency Rate Advances, and one Business Day's notice given not later than 11:00 A.M. (New York City time), in the case of Base Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Revolving Advances comprising part of the same Revolving Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate
--------  -------
principal amount not less than $5,000,000 or the equivalent thereof in an Alternative Currency (determined on the date notice of repayment is given in accordance with Section 2.18) or an integral multiple of $1,000,000 or the equivalent thereof in an Alternative Currency (determined on the date notice of repayment is given in accordance with Section 2.18) in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof to the extent required by Section 8.04(c).

          (c) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Advances comprising part of the same Revolving Borrowings equal to the amount by which the aggregate principal amount of the Advances then outstanding exceeds the aggregate Commitments of the Lenders on such Business Day. For purposes of this subsection (c), the aggregate principal amount of Eurocurrency Rate Advances denominated in any Alternative Currency shall be determined in Dollars as set forth in Section 2.18. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.09(c) to the Borrower and the Lenders.

          SECTION 2.10.  Increased Costs.  (a)  If, due to either (i) the
                         ---------------
introduction of or any change (including any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation, with respect to any Eurocurrency Rate Advance denominated in pounds sterling, after June 1, 1995, and with respect to any other Eurocurrency Rate Advance, after the date hereof, and with respect to any LIBO Rate Advance, after the date on which one or more Lenders offered to make such LIBO Rate Advance pursuant to Section 2.15(a)(ii) or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), with respect to any Eurocurrency Rate Advance, after the date hereof, and with respect to any LIBO Rate Advance, after the date on which one or more Lenders offered to make such LIBO Rate Advance pursuant to Section 2.15(a)(ii), there shall be any increase in the cost (other than in taxes, except to the extent that the same are required to be paid pursuant to Section 2.13) to any Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Advance or LIBO Rate Advance, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that, before making any such
                                --------  -------
demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, setting forth the basis therefor in reasonable detail and submitted by such Lender to the Borrower and the Administrative Agent together with any demand under this subsection (a), shall be presumed correct absent demonstrable error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided, however, that, before making any such demand, each Lender agrees
     --------  -------
     to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts payable under this subsection
     (b) and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to such amounts, setting forth the basis therefor in reasonable detail and submitted to the Borrower and the Administrative Agent by such Lender together with any demand under this paragraph (b) shall be presumed correct absent demonstrable error.

          (c) Notwithstanding any other provision in this Section 2.10, no Lender shall be entitled to demand compensation pursuant to this Section 2.10 unless such Lender shall certify to the Borrower that it is at the time the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements with borrowers of similar credit quality. The Borrower shall pay each Lender the amount shown as due on any certificate delivered by such Lender pursuant to paragraph (a) or (b) above within 30 days after its receipt of the same.

          (d) No Lender shall be entitled to compensation under this Section
2.10 for any costs incurred or reductions suffered with respect to any event or circumstance unless such Lender shall have notified the Borrower, not more than 120 days after such Lender becomes aware of such event or circumstance, that it will demand compensation for such costs or reductions in a certificate described in the last sentence of each of paragraphs (a) and (b) above.

          SECTION 2.11.  Illegality.  (a)  Notwithstanding any other provision
                         ----------
of this Agreement, if any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or in any Alternative Currency or LIBO Rate Advances or to fund or maintain Eurocurrency Rate Advances in Dollars or in any Alternative Currency or LIBO Rate Advances hereunder, (i) the obligation of such Lender to make Eurocurrency Rate Advances in Dollars or in such Alternative Currency or LIBO Rate Advances, as the case may be, or to Convert Revolving Advances into Eurocurrency Rate Advances shall be suspended, whereupon any request by the Borrower for a Borrowing comprised of Eurocurrency Rate Advances or LIBO Rate Advances shall, as to such Lender only, be deemed a request for a Base Rate Advance until such Lender shall notify the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist and
(ii) such Lender may require that all outstanding Eurocurrency Rate Advances in Dollars or in such Alternative Currency and LIBO Rate Advances, as the case may be, made by it be Converted to Base Rate Advances, in which event all such Eurocurrency Rate Advances in Dollars or in such Alternative Currency and LIBO Rate Advances, as the case may be, shall be automatically Converted to Base Rate Advances as of the effective date of such notice; provided, however, that each
                                                  --------  -------
Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would enable such Lender to withdraw its notice under this subsection (a) and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. In the event any Lender shall notify the Administrative Agent and the Borrower of the occurrence of the circumstances causing such suspension under this

Section 2.11(a), all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Rate Advances or LIBO Rate Advances that would have been made by such Lender or the Converted Eurocurrency Rate Advances shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of such Eurocurrency Rate Advances or LIBO Rate Advances, or resulting from the Conversion of such Eurocurrency Rate Advances.

          (b) For purposes of this Section 2.11, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Rate Advance and LIBO Rate Advance, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be; in all other cases such notice shall be effective on the date of the occurrence of the circumstances causing such suspension under subsection (a) above.

          SECTION 2.12.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in an Alternative Currency, not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency not later than 12:00 Noon (at the Payment Office for such Alternative Currency) on the day when due in such Alternative Currency to the Administrative Agent in same day funds by deposit of such funds to the Administrative Agent's account maintained at such Payment Office. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13, 2.15 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(g), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on
        --------  -------
or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.13.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative
                 ---------
Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from
    -----
or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 2.13, the terms "United States" and "United States person" shall have the
                 -------------       --------------------
meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.13(a).

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to
------ ----
the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) with respect to Taxes imposed by the United States; provided, however, that should a
                                               --------  -------
Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower, at the requesting Lender's expense, shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (h) The Administrative Agent or any Lender will notify the Borrower if it becomes aware of any circumstances that entitle the Borrower to a refund of Taxes paid by the Borrower pursuant to this Section 2.13 if the Borrower would not otherwise know or have reason to know of its entitlement to such refund. Within 30 days of the written request of the Borrower therefor, the Lenders and the Administrative Agent, as appropriate, shall, at the Borrower's expense, execute and deliver to the Borrower such certificates, forms or other documents that can be furnished consistent with the facts and that are reasonably necessary to assist the Borrower in applying for refunds of Taxes paid by the Borrower pursuant to either Section 2.13(a) or Section 2.13(c).

          (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

          SECTION 2.14.  Sharing of Payments, Etc  If any Lender shall obtain
                         ------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is
--------  -------
thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.15.  The Competitive Bid Advances.  (a)  Each Lender
                         ----------------------------
severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.15 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each
                               --------
Competitive Bid Borrowing, (x) the aggregate amount of the Competitive Bid Advances of all Lenders then outstanding shall not exceed $100,000,000, (y) the aggregate amount of the Competitive Bid Advances of any one Lender then outstanding shall not exceed $50,000,000 and (z) the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

          (i) The Borrower may request a Competitive Bid Borrowing under this
     Section 2.15 by delivering to the Administrative Agent, by telephone, telecopier, telex or cable, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of
     ------------------------------------
     Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (each Advance comprising part of such Competitive Bid Borrowing being referred to herein as a "Fixed Rate Advance") and (B) at least four Business Days prior to the
           ------------------
     date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders are to be based on the LIBO Rate (each Advance comprising part of any such Competitive Bid Borrowing that is offered by the Lenders at the LIBO Rate is referred to herein as a "LIBO
                                                                         ----
     Rate Advance").  Subject to subsection (a)(iii)(x) below, each Notice of
     ------------
     Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by written notice (the "Offer") to the Administrative Agent (which shall give
                          -----
     prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.15(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor, the interest payment schedule, the maturity date of the proposed Competitive Bid Advance, such Lender's Applicable Lending Office with respect to such Competitive Bid Advance and such other terms as the Borrower may specify in the Notice of Competitive Bid Borrowing; provided
                                                                      --------
     that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to
                                     --------
     give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

               (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving written notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph
          (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

          (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such

     Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address or at the applicable Payment Office. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

          (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.15, the Borrower may from time to time borrow under this Section 2.15, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.15, provided that a Competitive Bid Borrowing shall not be made within three
      --------
Business Days of the date of any other Competitive Bid Borrowing.

          (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid

Borrowing delivered pursuant to subsection (a)(i) above. The Borrower shall pay interest on (i) the unpaid principal amount of each Competitive Bid Advance that is not paid when due from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Offer for such Competitive Bid Advance unless otherwise agreed in such Offer and (ii) the amount of any interest on each Competitive Bid Advance that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Offer for such Competitive Bid Advance unless otherwise agreed in such Offer.

          (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall, upon the request of the Lender making such Competitive Bid Advance, be evidenced in part by a Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance, which Note shall be delivered by the Borrower to the Administrative Agent promptly following the making of such Competitive Bid Advance in a principal amount equal to the aggregate Commitments of the Lenders hereunder.

          (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $1,500 to the Administrative Agent for its own account.

          SECTION 2.16  Additional Interest on Eurocurrency Rate Advances.  For
                        -------------------------------------------------
so long as any Lender maintains reserves against Eurocurrency Liabilities, the Borrower shall pay to the Administrative Agent for the account of each such Lender additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting, in the case of Revolving Advances, (a) the Eurocurrency Rate for the Interest Period for such Advance from (b) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

          SECTION 2.17.  Voluntary Redenomination of Revolving Advances. The
                         ----------------------------------------------
Borrower may, upon notice given to the Administrative Agent at least five Business Days prior to the date of the proposed Redenomination, request that all Eurocurrency Rate Advances comprising part of the same Revolving Borrowing be Redenominated from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency; provided, however, that
                                                       --------  -------
any Redenomination shall be made on, and only on, the last day of an Interest Period for such Revolving Advances. Each such notice of request of a Redenomination (a "Notice of Redenomination") shall be by telephone, telecopier,
                   ------------------------
telex or cable, in substantially the form of Exhibit E hereto, specifying (i) the Eurocurrency Rate Advances comprising the Revolving Borrowing to be Redenominated, (ii) the date of the proposed Redenomination, (iii) the currency into which such Revolving Advances are to be Redenominated and (iv) the duration of the Interest Period for such Revolving Advances upon being so

Redenominated. In the case of a Notice of Redenomination which requests a Redenomination of Revolving Advances into an Alternative Currency (other than the lawful money of Great Britain, the lawful money of the Netherlands and the lawful money of Japan), such Redenomination is subject to the confirmation by each Lender to the Administrative Agent not later than the fourth Business Day before the requested date of such Redenomination that such Lender agrees to such Redenomination, which confirmation shall be notified immediately by the Administrative Agent to the Borrower. If any Lender shall not have so provided to the Administrative Agent such confirmation, the requested Redenomination will not occur and the Administrative Agent shall promptly notify the Borrower and each Lender that a Lender has not provided such confirmation and that the requested Redenomination will not occur. If each Lender shall have so provided to the Administrative Agent such confirmation or if such Notice of Redenomination requests a Redenomination of Revolving Advances into Dollars, the lawful money of Great Britain, the lawful money of the Netherlands or the lawful money of Japan, each Revolving Advance so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date in accordance with Section 2.18, and, upon being so Redenominated, will have an initial Interest Period as requested in such Notice of Redenomination.

          SECTION 2.18.  Currency Equivalents.  For purposes of the provisions
                         --------------------
of this Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Citibank's principal office in London offers to exchange Dollars for such Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which Citibank's principal office in London offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which Citibank's principal office in London offers to exchange such Alternative Currency for Dollars in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined. The equivalent in Dollars of each Eurocurrency Rate Advance made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary to determine the unused portion of each Lender's Commitment, or any or all Revolving Advance or Advances outstanding on such date.

          SECTION 2.19.  Evidence of Debt.  (a)  Each Lender shall maintain in
                         ----------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Note, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.

          (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(g) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, whether such Borrowing is composed of Revolving Advances or Competitive Bid Advances, and, if applicable, the Type of Advance comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the
                                                    ----- -----
amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such
       --------  -------
Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          (d) References herein to Notes shall mean and be references to Revolving Notes and Competitive Bid Notes to the extent issued hereunder.

          SECTION 2.20.  Use of Proceeds.  The proceeds of the Advances shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, for the purposes of making acquisitions.


                                 ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01
                         ------------------------------------------------------
and 2.15.  Sections 2.01 and 2.15 of this Agreement shall become effective as of
--------
the Effective Date, subject to the conditions precedent that:

          (a) There shall have occurred no Material Adverse Change since December 31, 1997.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) (the "Disclosed Litigation") or
                                                     --------------------
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b).

          (c) All governmental and third party consents and approvals necessary in connection with this Agreement or the transactions contemplated hereby and with the execution, delivery and performance of this Agreement and the Notes shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (d) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and all accrued financing fees of the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent); provided, however, that the Borrower shall only be obligated to pay
             --------  -------
     on the Effective Date those expenses for which it has received invoices at least one Business Day prior to the Effective Date.

          (e) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Notes) in sufficient copies for each Lender:

               (i) The Notes to the order of those Lenders that have requested Notes prior to the Effective Date.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and any Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and any Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and any Notes and the other documents to be delivered hereunder.

               (iv) An environmental assessment update report prepared by the Borrower, in form, scope and substance reasonably satisfactory to the Lenders, as to any material environmental hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject, and the Lenders shall be reasonably satisfied with the amount and nature of any such hazards or liabilities and with the Borrower's plans with respect thereto.

               (v) A favorable opinion of Cravath, Swaine & Moore, special counsel for the Borrower, substantially in the form of Exhibit F-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (vi) A favorable opinion of Edward F. Jackman, Esq., General Counsel of the Borrower, substantially in the form of Exhibit F-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (vii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

          SECTION 3.02.  Additional Conditions Precedent to Effectiveness.  The
                         ------------------------------------------------
effectiveness of Sections 2.01 and 2.15 of this Agreement shall be subject to the further conditions precedent that on the Effective Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that the following statements are true:

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default.

          SECTION 3.03.  Conditions Precedent to Each Revolving Borrowing.  The
                         ------------------------------------------------
obligation of each Lender to make a Revolving Advance on the occasion of each Revolving Borrowing shall be subject to the further conditions precedent that on the date of such Revolving Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection
     (e) thereof) are correct on and as of the date of such Revolving Borrowing, before and after giving effect to such Revolving Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (ii) No event has occurred and is continuing, or would result from such Revolving Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing.
                         -----------------------------------------------------
The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, and (ii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

          (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to any Agent or any Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.05.  Determinations Under Sections 3.01 and 3.02.  For
                         -------------------------------------------
purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, as notified by the Borrower to the Lenders, specifying its objection thereto.

          SECTION 3.06.  Notice of Effective Date.  Upon the occurrence of the
                         ------------------------
Effective Date, the Administrative Agent shall notify the Lenders that the Effective Date has occurred in accordance with Sections 3.01 and 3.02, which notice shall be conclusive and binding on the parties hereto for all purposes.


                                 ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Agreement and any Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws (including, without limitation, the Series C Certificate) or (ii) any law binding on or affecting the Borrower or any contractual restriction binding on, or, to the best of Borrower's knowledge, affecting, the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

          (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

          (e) The balance sheets of the Borrower and its Subsidiaries as at December 31, 1997, and the related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1998, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present, subject, in the case of said balance sheet as at June 30, 1998, and said statement of income and cash flows for the six months then ended, to year-end audit adjustments, the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. As of the Effective Date, since December 31, 1997, there has been no Material Adverse Change.

          (f) There is no pending action or proceeding against or, to the best of the Borrower's knowledge, otherwise affecting the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries, including, without limitation, any Environmental Action, before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note, and there has been no change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) that would be reasonably expected to have a Material Adverse Effect.

          (g) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulations U and G issued by the Board of Governors of the Federal Reserve System). For purposes of this Section 4.01(g), "assets" of the Borrower or any of
                                            ------
     its Subsidiaries includes, without limitation, the treasury stock of the Borrower that has not been retired.

          (h) Other than as set forth on Schedule 4.01(h), the operations and properties of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, except to the extent that any such noncompliance or failure to obtain any necessary permits would not be reasonably expected to have a Material Adverse Effect, and to the knowledge of the

     Borrower, no circumstances exist that would be reasonably expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that would have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law that would have a Material Adverse Effect.

          (i) Other than the properties set forth on Schedule 4.01(i) or such other properties as to which a Material Adverse Effect would not reasonably be expected to result, none of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list.

          (j) Other than the locations set forth on Schedule 4.01(j) or such other locations as to which a Material Adverse Effect would not reasonably be expected to result, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list; other than as set forth on Schedule 4.01(j), Hazardous Materials have not been released or disposed of on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries in a manner which would reasonably be expected to result in a Material Adverse Effect; and except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect, all Hazardous Materials have been used, treated, handled, stored and disposed of on such properties in compliance with all applicable Environmental Laws and Environmental Permits.

          (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan other than such ERISA Events as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (l) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which will have been filed with the Internal Revenue Service and furnished to the Lenders is complete and accurate in all material respects and fairly presents the funding status of such Plan as of the date set forth therein, and since the date of such Schedule B there has been no change in such funding status that would reasonably be expected to result in a Material Adverse Effect.

          (m) Neither the Borrower nor any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
     Section 414 of the Internal Revenue Code) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.

          (n) Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or
     (o) of Section 414 of the Internal Revenue Code) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best of the Borrower's knowledge, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (o) The Borrower and its Subsidiaries have no material liability not reflected on the Borrower's financial statements with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (p) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.


                                 ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall
                         ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc.  Comply, and cause each of its
              -------------------------
     Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA; provided, however, that neither the
                                        --------  -------
     Borrower nor any of its Subsidiaries shall be required to comply with any applicable laws, rules, regulations or orders (i) to the extent the applicability thereof to the Borrower is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (ii) where the failure so to comply, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its
              ----------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all income and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property except such claims that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided,
                                                                    --------
     however, that neither the Borrower nor any of its Subsidiaries shall be
     -------
     required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

          (c) Compliance with Environmental Laws.  Comply, and cause each of its
              ----------------------------------
     Subsidiaries and exercise its commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits applicable to its operations and properties except to the extent that the failure so to comply would not reasonably be expected to result in a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties except to the extent that the failure to obtain or renew any of such Environmental Permits would not reasonably be expected to result in a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in all material respects in accordance with the requirements of all applicable Environmental Laws except to the extent that the failure so to comply would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries
     --------  -------
     shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and reserves appropriate in the reasonable judgment of the Borrower and its accountants are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance.  Maintain, and cause each of its
              ------------------------
     Subsidiaries to maintain, insurance (which may include self-insurance to the extent consistent with prudent business practices and otherwise customary in their respective industries and to the extent such self-insurance would not reasonably be expected to have a Material Adverse Effect) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc.  Preserve and maintain,
              -----------------------------------------
     and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (charter and statutory) and material franchises; provided, however, that the Borrower and its Subsidiaries may consummate
     --------  -------
     any merger or consolidation or liquidation permitted under Section 5.02(c) and provided further that neither the Borrower nor any of its Subsidiaries
         -------- -------
     shall be required to preserve any right or franchise if, in the good faith business judgment of the Board of Directors or of a Responsible Officer of the Borrower or such Subsidiary, the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not reasonably expected to result in a Material Adverse Effect.

          (f) Visitation Rights.  At any reasonable time and from time to time,
              -----------------
     permit any of the Agents or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Preparation of Environmental Reports.  If a Default caused by
              ------------------------------------
     reason of breach of Section 4.01(f) with respect to environmental matters (including, without limitation, with respect to any Environmental Action),
     (h), (i) or (j) or 5.01(c) shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties.

          (h) Keeping of Books.  Keep, and cause each of its Subsidiaries to
              ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (i) Maintenance of Properties, Etc.  Maintain and preserve, and cause
              -------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are material in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that neither
                                                 --------  -------
     the Borrower nor any of its Subsidiaries shall be required to maintain and preserve any such property if, in the good faith business judgment of the Board of Directors or of a Responsible Officer of the Borrower or such Subsidiary, maintenance and preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not reasonably likely to result in a Material Adverse Effect.

          (j) Transactions with Affiliates.  Conduct, and cause each of its
              ----------------------------
     Subsidiaries to conduct, (i) other than with respect to transactions between the Borrower and its wholly owned Subsidiaries or between wholly owned Subsidiaries, all transactions otherwise permitted under this Agreement with any of their Affiliates, Cyanamid or American Home Products on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary (considered as a whole, in conjunction with all other relationships and arrangements with such Affiliates and consistent with prudent business practices) than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, Cyanamid or American Home Products, other than as described on Schedule 5.01(j), and (ii) with respect to transactions between the Borrower and its wholly owned Subsidiaries, all transactions otherwise permitted under this Agreement on terms that are no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate except where failure to do so would not reasonably be expected to have a Material Adverse Effect, provided, however, that the Borrower shall not engage in
                     --------  -------
     any transaction with any such Subsidiary that would render such Subsidiary insolvent or cause a default under, or a breach of, any material contract to which such Subsidiary is a party.

          (k) Reporting Requirements.  Furnish to the Lenders:
              ----------------------

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower and a certificate of the chief financial officer of the Borrower as to compliance with the terms of this Agreement, setting forth in reasonable detail the calculations and other information necessary to demonstrate compliance with Section 5.03 and, if requested by the Required Lenders through the Administrative Agent, setting forth in reasonable detail the calculations and other information necessary to demonstrate compliance with Sections 5.02(a) and (b);

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows, in each case, of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion unqualified as to going concern or other matters material in the judgment of the Required Lenders by KPMG Peat Marwick or another "Big Six" accounting firm or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and a certificate of the chief financial officer of the Borrower as to compliance with the terms of this Agreement, setting forth in reasonable detail the calculations and other information necessary to demonstrate compliance with Section 5.03 and, if requested by the Required Lenders through the Administrative Agent, setting forth in reasonable detail the calculations and other information necessary to demonstrate compliance with Sections 5.02(a) and (b);

               (iii) promptly and in any event within three Business Days after an officer of the Borrower or, with respect to ERISA matters, the employee of the Borrower responsible for such matters or, with respect to ERISA matters of an ERISA Affiliate, the employee of such ERISA Affiliate responsible for such matters, knows or should know of the occurrence of each Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its securityholders generally, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities Exchange Commission or any national securities exchange (other than any reports on Form 11-K and any registration statements filed on Form S-8 or their equivalents);

               (v) promptly after an officer of the Borrower knows or should know of the occurrence thereof, notice of any condition or occurrence on any property of the

          Borrower or any of its Subsidiaries that results in a material noncompliance by or material liability with respect to the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit which would reasonably be expected to (A) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or such property that would be reasonably expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would be reasonably expected to have a Material Adverse Effect;

               (vi) promptly and in any event within 15 days after the employee of the Borrower responsible for ERISA matters or the employee of an ERISA Affiliate responsible for ERISA matters knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

              (vii) promptly and in any event within three Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code), copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

             (viii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

               (ix) promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) from the sponsor of a Multiemployer Plan, copies of each notice concerning (x) the imposition of Withdrawal Liability by any such Multiemployer Plan, (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (z) the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any event described in clause (x) or
          (y);

                (x) promptly and in any event within 10 Business Days after the effectiveness thereof, copies of each amendment to and waiver of any provision of the Series C Certificate; and

               (xi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         ------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

          (a) Liens, Etc.  Create or suffer to exist, or permit any of its
              ----------
     Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i)  Permitted Liens,

               (ii) (x) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary to secure the purchase price of such property or to secure Debt (including, without limitation, Capitalized Leases) incurred solely for the purpose of financing the acquisition or improvement of such property, or (y) Liens existing on such property at the time of its acquisition or improvement (other than any such Lien created in contemplation of such acquisition or improvement) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no
                                                     --------  -------
          such Lien shall extend to or cover any property other than the property being acquired or improved (except to the extent that construction financing may result in an encumbrance on the underlying fee or leasehold), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, provided further that the
                                               -------- -------
          aggregate principal amount of the Debt secured by the Liens referred to in subclause (x) of this clause (ii) shall not exceed at any time outstanding $200,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Debt is issued or incurred),

              (iii) the Liens described on Schedule 5.02(a),

               (iv) other Liens securing Debt and other monetary obligations outstanding in an aggregate principal amount not to exceed $25,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Debt is issued or incurred),

                (v) Liens upon or in any property of any Person that becomes a Subsidiary of the Borrower after the date hereof that are existing at the time such Person becomes a Subsidiary of the Borrower (other than any such Lien created in contemplation of such Person becoming a Subsidiary of the Borrower),

               (vi) Liens on accounts receivable and other related assets arising solely in connection with the sale or other disposition of such accounts receivable in the ordinary course of business (including Liens in connection with securitization programs),

              (vii) the replacement, extension or renewal of any Lien permitted by clauses (ii), (iii), (iv) and (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby,

               (viii) Liens on the assets of a Subsidiary of the Borrower securing the obligations of such Subsidiary to the Borrower or to another Subsidiary of the Borrower,

                 (ix) Liens on machinery and equipment of the Borrower located in the State of Connecticut to secure performance of the Borrower's grant obligations owing to the State of Connecticut or any political subdivision thereof in an aggregate principal amount not to exceed $2,500,000 from the date hereof,

                  (x) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business, including, without limitation, goods which are the subject of tolling agreements or manufacturing and servicing agreements to which the Borrower or any of its Subsidiaries is a party; provided that such Liens are limited
                                          --------
          to the goods so consigned and the goods which are the subject of such agreements, and

                 (xi) Liens consisting of the lease by the Borrower of all or a portion of its Stamford, Connecticut property to a third party.

          (b) Debt.  Permit any of its Subsidiaries to create or suffer to exist
              ----
     any Debt other than:

                  (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower,

                 (ii) Debt of the Borrower's Subsidiaries existing on the Effective Date and described on Schedule 5.02(b) (the "Existing
                                                                 --------
          Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the
                                                               --------
          terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by this Agreement and provided
                                                                        --------
          further that the principal amount of such Existing Debt shall not be
          -------
          increased above the principal amount thereof (plus any undrawn lending commitments in respect thereof) outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                (iii) Debt of the Borrower's Subsidiaries secured by Liens permitted by Section 5.02(a)(ii), (iv), (vii) or (ix) subject to any limitations set forth in such Section,

                (iv) unsecured Debt of the Borrower's Subsidiaries aggregating, on a Consolidated basis, at any one time outstanding, not more than $150,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Debt is issued or incurred),

                (v) Debt owed by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower,

               (vi)   Debt ("Acquired Debt") of any Person that becomes a
                           -------------
          Subsidiary of the Borrower after the date hereof that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred in contemplation of such Person becoming a Subsidiary of the Borrower), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Acquired Debt, provided that
                                                                --------
          the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by this Agreement and provided
                                                                        --------
          further that the principal amount of such Acquired Debt shall not be
          -------
          increased above the principal amount thereof (plus any undrawn lending commitments in respect thereof) outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

               (vii) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

              (viii) Debt incurred in connection with the sale or other disposition of accounts receivable in the ordinary course of business (including Debt in connection with securitization programs), and

                (ix) Debt of the Borrower's wholly owned Subsidiaries incorporated after June 15, 1996 under the laws of Canada or any province thereof incurred for the purpose of lending proceeds of such Debt to other Subsidiaries of the Borrower aggregating, on a Consolidated basis, at any one time outstanding, not more than $60,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Debt is issued or incurred).

          (c) Mergers, Etc.  Merge or consolidate with or into, or convey,
              ------------
     transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower or the Borrower and its Subsidiaries taken as a whole (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, or liquidate into, any other Subsidiary of the Borrower and except that any Subsidiary of the Borrower may merge into or dispose of assets to or liquidate into the Borrower and the Borrower and any Subsidiary may merge or consolidate with or into, or liquidate into, any other Person, provided in each case that,
                                                   --------
     immediately after giving effect to such proposed transaction, no Default would exist and in the case of any merger, consolidation or liquidation to which the Borrower is a party, if the Borrower is not the surviving entity, the Person into which the Borrower shall be merged or formed by any such consolidation or liquidation shall assume the Borrower's obligations hereunder and under the Notes in an agreement or instrument reasonably satisfactory in form and substance to all of the Lenders.

          (d) Change in Nature of Business.  Make, or permit any of its
              ----------------------------
     Subsidiaries to make, any material change in the fundamental nature of the business of the Borrower and its Subsidiaries, taken as a whole, as carried on at the date hereof.

          (e) Accounting Changes.  Make or permit, or permit any of its
              ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

          SECTION 5.03.  Financial Covenants.  So long as any Advance shall
                         -------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

          (a) Leverage Ratio.  Maintain at all times a Leverage Ratio of not
              --------------
     greater than 0.60:1.

          (b) Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage
              ---------------------------
     Ratio of not less than 2.50:1 for each period of four fiscal quarters of the Borrower ending on March 31, June 30, September 30 and December 31 of each year.


                                  ARTICLE VI
                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
-------------------

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or the Borrower shall fail to pay any interest on any Advance or make any other payment under this Agreement or any Note within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.20, 5.01(e), (j) or (k)(iii),
     (v), (vi), (vii) or (ix), 5.02 or 5.03, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

          (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on or any other amount payable in respect of any Debt which is outstanding in a principal amount of at least $20,000,000 or any Hedge Agreement the Agreement Value of which is at least $20,000,000 (or the equivalent thereof in any Foreign Currency) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedge Agreement; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or Hedge Agreement and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or Hedge Agreement; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Debt), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $20,000,000 (or the equivalent thereof in any Foreign Currency) shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which such judgment or order remains unpaid and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting

     Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who were directors at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower), or (iii) any Person or two or more Persons acting in concert (other than members of the Borrower's management that have entered into employment agreements with the Borrower solely to the extent such employment agreements require or permit them to exercise a controlling influence over the management or policies of the Borrower) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

          (i) Any ERISA Event shall have occurred in an amount exceeding $20,000,000; or

          (j) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan for which the Borrower could reasonably be expected to become liable in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $4,000,000 per annum; or

          (k) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, the Borrower is reasonably expected to become liable in connection with such reorganization or termination and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $4,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that in the event of an actual or deemed entry of an order
--------  -------
for relief with respect to the Borrower under the Federal

Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                 ARTICLE VII

                                 THE AGENTS

          SECTION 7.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the
                                                   --------  -------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02.  Administrative Agent's Reliance, Etc  Neither the
                         ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03.  Citibank, Chase, First Union and Affiliates.  With
                         -------------------------------------------
respect to its Commitment, the Advances made by it and any Note issued to it, each of Citibank, Chase and First

Union shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank, Chase and First Union in its individual capacity. Each of Citibank, Chase and First Union and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank, Chase and First Union were not Agents and without any duty to account therefor to the Lenders.

          SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  The Lenders (other than the
                         ---------------
Designated Bidders) agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Advances then owing to them (or if no Revolving Advances are at the time outstanding or if any Revolving Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender
                                                     --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 7.07.  Other Agents.  Each Lender hereby acknowledges that
                         ------------
none of the syndication agent, the documentation agent or any other agent designated on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc. (a)  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Revolving Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or
                         --------  -------
consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (i) waive any of the conditions specified in Section 3.01 or 3.02 (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (iv) amend this Section
8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each affected Lender (other than the Designated Bidders), do any of the following: (i) reduce the principal of, or interest on, the Revolving Notes or any fees or other amounts payable hereunder or (ii) postpone any date fixed for any scheduled payment of principal of, or interest on, the Revolving Notes or any fees or other amounts payable hereunder; provided
                                                                        --------
further that no amendment, waiver or consent shall, unless in writing and signed
-------
by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Revolving Note. No amendment or waiver of any provision of any Competitive Bid Note or the terms and conditions of any Offer or any Competitive Bid Advance accepted by the Borrower in writing pursuant to Section 2.15(a)(iii)(y), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender payee of such Competitive Bid Note or the Lender which has made, or offers to make, such Competitive Bid Advance, as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) If a change in any Alternative Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multinational authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent and the Required Lenders (acting reasonably and in consultation with the Borrower) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Alternative Currency had occurred.

          SECTION 8.02.  Notices, Etc  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at Five Garret Mountain Plaza, West Paterson, New Jersey 07424, Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Chemicals Department, North American Global Finance Group; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on
                         ------------------
demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, consultant, and audit expenses and (B) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for each Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

          (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against
                                          -----------------
any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement or the transactions contemplated hereby or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated (but excluding any such claim, damage, loss, liability or expense of any Indemnified Party (i) to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (ii) arising from a successful claim by the Borrower against such Indemnified Party). The Borrower also agrees not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion or Redenomination of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion or Redenomination pursuant to Section 2.07(d), 2.08, 2.09, 2.11 or 2.17, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion or Redenomination, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          SECTION 8.05.  Right of Setoff.  Upon (i) the occurrence and during
                         ---------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advance and the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Advance owing to such Lender and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to
                                                --------
give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender and its Affiliates may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         --------------
(other than Sections 2.01 and 2.15, which shall only become effective upon satisfaction of the conditions precedent set forth in Article III) when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07.  Assignments, Designations and Participations.  (a)
                         --------------------------------------------
Each Lender (other than the Designated Bidders) may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.13) upon at least 10 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Advances owing to it and any Revolving Note or Notes held by it); provided, however, that (i) each such assignment
                           --------  -------
shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) if the assigning Lender is assigning less than all of its Commitment, such assigning Lender shall retain a Commitment of at least $5,000,000, (iv) each such assignment shall be to an Eligible Assignee, (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Note or Notes subject to such assignment and a processing and recordation fee of $2,500, (vi) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Revolving Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (viii) upon each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) to an Eligible Assignee which is not, before giving effect to such assignment, a Lender, the Borrower shall pay to the Administrative Agent a $2,500 administration fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this

Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Promptly after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, if requested by the assigning Lender or such Eligible Assignee, (A) in exchange for the surrendered Revolving Note or Notes a new Revolving Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder and (B) if such Eligible Assignee was not a Lender before giving effect to such Assignment and Acceptance, a new Competitive Bid Note to the order of such Eligible Assignee. Such new Revolving Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. Such new Competitive Bid Note shall be in an aggregate principal amount equal to the aggregate Commitments of the Lenders hereunder, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-2 hereto.

          (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.15; provided, however, that (i) no such Lender
                                      --------  -------
shall be entitled to make more than 2 such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.15, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.15 and the obligations related thereto.

          (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon any Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Promptly after its receipt of such notice, and before any Competitive Bid Advance shall be made by such designee pursuant to Section 2.15, the Borrower, at its own expense, shall, if requested by such designee, execute and deliver to the Administrative Agent a new Competitive Bid Note to the order of such designee, which new Competitive Bid Note shall be in an aggregate principal amount equal to the aggregate Commitments of the Lenders hereunder, shall be dated the effective date of such Designation Agreement and shall otherwise be in substantially the form of Exhibit A-2 hereto.

          (g) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the
                                              --------
Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however,
                                                            --------  -------
that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advance or the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior
                                                           --------
to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

          (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Confidentiality.  (a)  Each Agent and each Lender
                         ---------------
hereby agree not to disclose any Confidential Information to any Person without the consent of the Borrower, other than (i) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, provided that such Agent or such
         --------

Lender, as the case may be, shall give prior notice thereof to the Borrower when practicable, and (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          (b) Each Lender agrees that it will use the Confidential Information only in connection with this Agreement (and any refinancings hereof), the Advances made by it hereunder, its Commitment, the transactions contemplated hereby and other transactions with the Borrower and any of its Subsidiaries.

          SECTION 8.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11.  Jurisdiction, Etc  (a)  Each of the parties hereto
                         -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State court or federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.12.  Judgment.  (a)  If for the purposes of obtaining
                         --------
judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the
                                -----------------
"Other Currency") the parties hereto agree, to the fullest extent that they may
---------------
effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or any Agent hereunder or under the Note or Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of Dollars so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to the Borrower such excess.

          SECTION 8.13.  Effective Date Assignments; Etc  (a)  As of the
                         -------------------------------
Effective Date, prior to giving effect to any assignment under this Agreement as of such date, each Existing Lender represents and warrants, as to the assignment effected by such Existing Lender by this Agreement that as of the Effective Date
(i) its Existing Commitment is in the dollar amount specified as its Existing Commitment on Schedule 8.13 hereto and the aggregate outstanding principal amount of Existing Advances owing to it is in the dollar amount specified as the aggregate outstanding principal amount of Existing Advances owing to such Existing Lender on Schedule 8.13 hereto; and (ii) that such Existing Lender is the legal and beneficial owner of such interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by such Existing Lender.

          (b) Each Existing Lender and Bank confirms to, and agrees with, each of the other Banks as to the assignment effected by this Agreement by such Existing Lender or Bank, as the case may be, as follows: (i) each such Existing Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement or this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement or this Agreement or any other instrument or document furnished pursuant thereto or hereto; (ii) each such Existing Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance of observance by the Borrower or any of its Subsidiaries of any of its obligations under the Existing Credit Agreement or this Agreement or any other instrument or document furnished pursuant thereto or hereto; (iii) each Bank confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this Agreement and agrees that it shall have no recourse against any Agent, any Existing Lender or any other Lender with respect to any matters relating to the Existing Credit Agreement or this Agreement; and (iv) each Bank will, independently and without reliance upon any Agent, any Existing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Note or Notes held by it and the other documents executed in connection herewith.

          (c) As of the Effective Date, (i) each Bank shall be a party to this Agreement and, to the extent provided herein, have the rights and obligations of a Lender hereunder and (ii) each Existing Lender shall, to the extent provided herein, relinquish its rights and be released from its obligations under this Agreement as to any assignment effected herein.

          (d) From and after the Effective Date, the Administrative Agent shall make all payments under this Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Banks and other Lenders hereunder.

          (e) On or before the Effective Date, the Borrower shall have paid all accrued interest, fees and other amounts payable and owing to the Existing Lenders and the Agent (as defined in the Existing Credit Agreement) as of the Effective Date in connection with the Existing Credit Agreement. Without prejudice to the survival of any other agreement of the Borrower under the Existing Credit Agreement, all amounts that would be payable under Sections 2.10, 2.13 and 8.04 of the Existing Credit Agreement shall be payable under this Agreement to the extent that such amounts have not been paid as of the Effective Date.

          (f) As of the Effective Date, (i) the Existing Credit Agreement is amended and restated in full as set forth in this Agreement, (ii) the Existing Commitments are terminated, (iii) the Notes (as defined in the Existing Credit Agreement) are cancelled and replaced by the Notes, if any have been requested in accordance with the terms of this Agreement, (iv) all obligations which, by the terms of the Existing Credit Agreement, are evidenced by the Notes (as defined in the Existing Credit Agreement) are evidenced by the Notes, if any have been requested in accordance with the terms of this Agreement, and by this Agreement and (v) no fees shall be payable by the Borrower pursuant to Section 2.03(a) of the Existing Credit Agreement, except to the extent that such fees become due and payable, and remain unpaid, on or prior to the Effective Date.


          SECTION 8.14.  Waiver of Jury Trial.  Each of the Borrower, the Agents
                         --------------------
and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CYTEC INDUSTRIES INC.


                                    By  /s/ T. P. Wozniak
                                      ------------------------------
                                      Name:  T. P. Wozniak
                                      Title:    Treasurer

                                    Agents
                                    ------

                                    CITIBANK, N.A.,
                                       as Administrative Agent


                                    By  /s/ William Clark
                                      ----------------------------------
                                      Name:  William Clark
                                      Title:    Attorney-In-Fact


                                    THE CHASE MANHATTAN BANK,
                                       as syndication agent


                                    By  /s/ Mary Elisabeth Swerz
                                      ----------------------------------
                                      Name:  Mary Elisabeth Swerz
                                      Title:    Vice President


                                    FIRST UNION NATIONAL BANK,
                                       as documentation agent


                                    By /s/ Maria Elena  Salas
                                      ----------------------------------
                                      Name:  Maria Elena Salas
                                      Title:    Assistant Cashier
                                     BANKS
                                     -----


Commitment
----------

                              Administrative Agent
                              --------------------

$36,000,000                        CITIBANK, N.A.


                                   By  /s/ William Clark
                                     -----------------------------------
                                      Name:  William Clark
                                      Title:    Attorney-In-Fact


                               Syndication Agent
                               -----------------

$36,000,000                        THE CHASE MANHATTAN BANK


                                   By /s/ Mary Elisabeth Swerz
                                     -----------------------------------
                                      Name: Mary Elisabeth Swerz
                                      Title:   Vice President

                              Documentation Agent
                              -------------------

$36,000,000                        FIRST UNION NATIONAL BANK


                                   By /s/ Maria Elena Salas
                                     -----------------------------------
                                      Name: Maria Elena Salas
                                      Title:   Assistant Cashier

                                   Co-Agents
                                   ---------

$28,000,000                        CREDIT LYONNAIS
                                      NEW YORK BRANCH


                                   By /s/ Vladimir Labun
                                     -----------------------------------
                                      Name: Vladimir Labun
                                      Title:    First Vice President-Manager


$28,000,000                        MELLON BANK, N.A.


                                   By /s/ Mark T. Ricci
                                     -----------------------------------
                                      Name:  Mark T. Ricci
                                      Title:    Banking Officer


                                    Lenders
                                    -------

$21,000,000                        PNC BANK, N.A.


                                   By /s/ Michael Nardo
                                     -----------------------------------
                                      Name: Michael Nardo
                                      Title:   Vice President

$7,500,000                         THE BANK OF NOVA SCOTIA


                                   By /s/ Stephen E. Lockhart
                                     -----------------------------------
                                      Name:            Stephen E. Lockhart
                                      Title:    Vice President


$7,500,000                         THE DEVELOPMENT BANK OF
                                      SINGAPORE LTD. NEW YORK     AGENCY


                                   By /s/ Will Kim Long
                                     -----------------------------------
                                      Name: Will Kim Long
Title:    General Manager
$200,000,000 Total of the Commitments
 ===========